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                                                                  EXHIBIT 1

                                JOINT FILING AGREEMENT

         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed and on behalf of each of us.


January 22, 1998                  MQ ACQUISITION CORPORATION


                                  By: /s/ Bruce C. Bruckmann
                                     ---------------------------
                                     Bruce C. Bruckmann
                                     President


                                  BRUCKMANN,ROSSER,SHERRILL & CO., L.P.

                                  By: BRS PARTNERS, L.P., its general partner

                                  By: BRSE Associates, Inc., its general partner

                                  By: /s/ Bruce C. Bruckmann
                                     ---------------------------
                                     Bruce C. Bruckmann
                                     Managing Director